UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 17, 2018

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

401 Merritt 7, Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01Regulation FD Disclosure

On January 17, 2018, Frontier Communications Corporation (the “Company” or “Frontier”) launched amendments to its credit agreements with JPMorgan Chase Bank, N.A., and CoBank ACB, respectively, to, among other things, replace the existing leverage ratio maintenance test in the credit agreements with a first lien net leverage ratio maintenance test. In connection therewith, Frontier made available to the lenders under the credit agreements a presentation discussing the Company and the proposed amendments. A copy of that presentation is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information in the lender presentation should be read in conjunction with the Company’s other filings with the SEC, including its most recent Quarterly Report on Form 10-Q, filed on November 2, 2017, and the Current Report on Form 8-K filed on October 31, 2017. For a reconciliation of certain Non-GAAP measures included in the lender presentation to the most comparable GAAP measures, see the Company’s earnings release furnished with the Current Report on Form 8-K filed on October 31, 2017.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

Exhibit Number	Description
99.1	Lender Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER Communications CORPORATION

Date: January 17, 2018	By:	/s/ Mark D. Nielsen
Mark D. Nielsen
Executive Vice President, Chief Legal Officer and Secretary